As filed with the Securities and Exchange Commission on September 13, 2010.
Registration No. 333-169170

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SouFun Holdings Limited
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	7374	Not Applicable

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
8th Floor, Tower 3, Xihuan Plaza
No. 1 Xizhimenwai Avenue
Xicheng District, Beijing 100044
People’s Republic of China
Telephone: 86-10-5930-6668
(Address and telephone number, including area code, of Registrant’s principal executive offices)
Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Huanting Timothy Li Sidley Austin LLP Level 39, Two International Finance Centre 8 Finance Street Central, Hong Kong (852) 2509-7888	William Y. Chua Sullivan & Cromwell LLP 28th Floor Nine Queen’s Road Central Hong Kong (852) 2826-8688	Leiming Chen Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong (852) 2514-7600
     Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note
     The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 1.1 to the registration statement and to amend and restate Exhibits 3.2 and 5.1 to the registration statement and the table set forth in Item 7 of Part II of the registration statement to correct certain clerical errors therein. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6. Indemnification of Directors and Officers
     Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Island courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant’s amended and restated articles of association provide that each officer or director, every auditor for the time being of the registrant and the liquidator or trustee of the registrant shall be indemnified and secured harmless out of the assets and profits of the registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.
     Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.
Item 7. Recent Sales of Unregistered Securities
     During the past three years, we issued our securities listed below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following option grants was exempt from registration in reliance on Rule 701 and Regulation S under the Securities Act or Section 4(2) of the Securities Act.

Underwriting
		Number of	Consideration	discount and
Purchaser	Date of sale or issuance	securities	(US$/share)	commission
Certain directors, officers and employees as a group	December 31, 2007	options to purchase a total of 992,554 non-voting ordinary shares	US$ 5.00	Not applicable
Certain directors, officers and employees as a group	December 31, 2008	options to purchase a total of 986,554 non-voting ordinary shares	US$ 5.00	Not applicable
Certain directors, officers and employees as a group	December 31, 2009	options to purchase a total of 516,827 non-voting ordinary shares	US$ 10.00	Not applicable
Certain directors, officers and employees as a group	April 20, 2010	options to purchase a total of 18,750 non-voting ordinary shares	US$ 10.00	Not applicable

Item 8. Exhibits and Financial Statement Schedules
     (a) Exhibits

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement

3.1*	Third Amended and Restated Memorandum and Articles of Association of the Registrant

3.2**	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant

4.1*	Specimen ordinary share certificate

4.2*	Specimen American depositary receipt, incorporated by reference to Registration Statement on Form F-6 (Registration No. 333-169176) filed with the SEC

4.3*	Form of Deposit Agreement, incorporated by reference to Registration Statement on Form F-6 (Registration No. 333-169176) filed with the SEC

4.4*	Shareholders’ Agreement, dated August 31, 2006

4.5*	Stock Related Award Incentive Plan of 1999

4.6*	2010 Stock Incentive Plan

4.7*	Investor’s Rights Agreement among the Registrant, General Atlantic, Apax, Next Decade, Media Partner and Digital Link, dated August 13, 2010

4.8*	Registration Rights Agreement among the Registrant, General Atlantic and Apax, dated August 13, 2010

4.9*	Options Exercise Agreement among Telstra International, the Registrant and Mr. Mo, dated August 12, 2010

5.1**	Opinion of Conyers, Dill & Pearman, Cayman Islands special counsel to the Registrant, regarding the validity of the ordinary shares being registered

8.1*	Opinion of Conyers, Dill & Pearman, special Cayman Islands tax counsel to the Registrant, regarding tax matters

8.2*	Opinion of Sidley Austin LLP regarding certain U.S. tax matters

10.1*	Form of Employment Agreement

10.2*	Form of Indemnification Agreement

10.3*	Form of Loan Agreement between and among SouFun Network or SouFun Media and Mr. Mo and Mr. Dai as shareholders of a consolidated controlled entity

10.4*	Form of Equity Pledge Agreement among SouFun Network or SouFun Media, Mr. Mo and/or Mr. Dai and/or other shareholders of a consolidated controlled entity pledging the shares of the consolidated controlled entity

10.5*	Form of Shareholders’ Proxy Agreement among SouFun Network or SouFun Media, a consolidated controlled entity, Mr. Mo and/or Mr. Dai and/or other shareholders of the consolidated controlled entity

10.6*	Form of Operating Agreement among SouFun Network or SouFun Media, a consolidated controlled entity, Mr. Mo and/or Mr. Dai and/or other shareholders of the consolidated controlled entity

10.7*	Form of Exclusive Technical Consultancy and Services Agreement between SouFun Network or SouFun Media and a consolidated controlled entity

10.8*	Form of Exclusive Call Option Agreement among SouFun Holdings Limited, Mr. Mo and/or Mr. Dai and/or other shareholders of a consolidated controlled entity, the consolidated controlled entity and SouFun Network and/or SouFun Media

10.9*	Form of Amendment Agreement Relating to Exclusive Technical Consultancy and Services Agreement, Exclusive Call Option Agreement, Operating Agreement and Other Agreements among SouFun Network and/or SouFun Media, a consolidated controlled entity, Mr. Mo, Mr. Dai and/or other shareholders of the consolidated controlled entity and SouFun Holdings Limited

10.10*	Form of Intra-group Memorandum of Understanding between SouFun Network or SouFun Media and a consolidated controlled entity

Exhibit No.	Description of Exhibit
10.11*	Web Promotion Technical Service Contract, dated April 23, 2010, between CNED Hengshui Zhongcheng Wanyuan Home Co., Ltd. and SouFun Media

10.12*	Individual Entrustment Loan Agreement, dated November 5, 2009, between CNED Hengshui Zhongcheng Wanyuan Home Co., Ltd., as borrower, and Bank of Communications, as lender, with SouFun Media, as principal

10.13*	Web Promotion Technical Service Contract, dated February 5, 2010, between Beijing Dong Fang Xi Mei Investment Consulting Co., Ltd. and Beijing Technology

10.14*	Termination Agreement With Respect to Web Promotion and Technical Service Contract, dated July 5, 2010, between Beijing Dong Fang Xi Mei Investment Consulting Co., Ltd. and Beijing SouFun Technical Development Co. Ltd.

10.15*	Web Promotion Technical Service Contract, dated July 16, 2010, between Beijing Wei Ye Hang Real Estate Agency Co., Ltd. and Beijing SouFun Technical Development Co. Ltd.

10.16*	Indemnity Agreement among Mr. Mo, CNED Hengshui Zhengcheng Wanyuan Home Co., Ltd. and the Registrant

21.1*	List of subsidiaries of the Registrant

23.1*	Consent of Ernst & Young Hua Ming

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3*	Consent of King & Wood

23.4*	Consent of Jones Lang LaSalle Sallmanns Limited

23.5*	Consent of CR-Nielsen

23.6*	Consent of Data Center of China Internet

23.7*	Consent of Shenzhen Union Strength Business Consulting Co., Ltd.

23.8*	Consent of CCPIT Patent & Trademark Law Office

23.9*	Consent of Qian Zhao, an independent director appointee

23.10*	Consent of Sam Hanhui Sun, an independent director appointee

23.11*	Consent of Jeff Xuesong Leng, an independent director appointee

23.12*	Consent of Thomas Nicholas Hall, an independent director appointee

24.1*	Power of Attorney (included on page II-5 of this Registration Statement)

99.1*	Code of Business Conduct and Ethics of the Registrant

99.2*	Anti-Fraud and Whistle-Blower Policy of the Registrant

*	Filed previously

**	Filed herewith

     (b) Financial Statement Schedules.
     None.
ITEM 9. UNDERTAKINGS.
     (a) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on September 13, 2010.

SouFun Holdings Limited

By:	/s/ Tianquan Vincent Mo
	Name:	Tianquan Vincent Mo
	Title:	Executive Chairman

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on September 13, 2010.

Signature	Title

/s/ Tianquan Vincent Mo	Executive Chairman

Tianquan Vincent Mo

*	Director

Quan Zhou

*	Director

Shan Li

*	President and Chief Executive Officer
(principal executive officer)
Richard Jiangong Dai

*	Chief Financial Officer
(principal financial officer)
Lan Ying Guan

*	Principal Accounting Officer

Ji Wenting

*By:	/s/ Tianquan Vincent Mo

Tianquan Vincent Mo
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of SouFun Holdings Limited, has signed this registration statement or amendment thereto in City of New York, State of New York, on September 13, 2010.

Law Debenture Corporate Services Inc.
By:	/s/ Kate Ledyard
	Name:	Kate Ledyard
	Title:	Manager Law Debenture Corporate Services Inc.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement

3.1*	Third Amended and Restated Memorandum and Articles of Association of the Registrant

3.2**	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant

4.1*	Specimen ordinary share certificate

4.2*	Specimen American depositary receipt, incorporated by reference to Registration Statement on Form F-6 (Registration No. 333-169176) filed with the SEC

4.3*	Form of Deposit Agreement, incorporated by reference to Registration Statement on Form F-6 (Registration No. 333-169176) filed with the SEC

4.4*	Shareholders’ Agreement, dated August 31, 2006

4.5*	Stock Related Award Incentive Plan of 1999

4.6*	2010 Stock Incentive Plan

4.7*	Investor’s Rights Agreement among the Registrant, General Atlantic, Apax, Next Decade, Media Partner and Digital Link, dated August 13, 2010

4.8*	Registration Rights Agreement among the Registrant, General Atlantic and Apax, dated August 13, 2010

4.9*	Options Exercise Agreement among Telstra International, the Registrant and Mr. Mo, dated August 12, 2010

5.1**	Opinion of Conyers, Dill & Pearman, Cayman Islands special counsel to the Registrant, regarding the validity of the ordinary shares being registered

8.1*	Opinion of Conyers, Dill & Pearman, special Cayman Islands tax counsel to the Registrant, regarding tax matters

8.2*	Opinion of Sidley Austin LLP regarding certain U.S. tax matters

10.1*	Form of Employment Agreement

10.2*	Form of Indemnification Agreement

10.3*	Form of Loan Agreement between and among SouFun Network or SouFun Media and Mr. Mo and Mr. Dai as shareholders of a consolidated controlled entity

10.4*	Form of Equity Pledge Agreement among SouFun Network or SouFun Media, Mr. Mo and/or Mr. Dai and/or other shareholders of a consolidated controlled entity pledging the shares of the consolidated controlled entity

10.5*	Form of Shareholders’ Proxy Agreement among SouFun Network or SouFun Media, a consolidated controlled entity, Mr. Mo and/or Mr. Dai and/or other shareholders of the consolidated controlled entity

10.6*	Form of Operating Agreement among SouFun Network or SouFun Media, a consolidated controlled entity, Mr. Mo and/or Mr. Dai and/or other shareholders of the consolidated controlled entity

10.7*	Form of Exclusive Technical Consultancy and Services Agreement between SouFun Network or SouFun Media and a consolidated controlled entity

10.8*	Form of Exclusive Call Option Agreement among SouFun Holdings Limited, Mr. Mo and/or Mr. Dai and/or other shareholders of a consolidated controlled entity, the consolidated controlled entity and SouFun Network and/or SouFun Media

10.9*	Form of Amendment Agreement Relating to Exclusive Technical Consultancy and Services Agreement, Exclusive Call Option Agreement, Operating Agreement and Other Agreements among SouFun Network and/or SouFun Media, a consolidated controlled entity, Mr. Mo, Mr. Dai and/or other shareholders of the consolidated controlled entity and SouFun Holdings Limited

10.10*	Form of Intra-group Memorandum of Understanding between SouFun Network or SouFun Media and a consolidated controlled entity

Exhibit No.	Description of Exhibit
10.11*	Web Promotion Technical Service Contract, dated April 23, 2010, between CNED Hengshui Zhongcheng Wanyuan Home Co., Ltd. and SouFun Media

10.12*	Individual Entrustment Loan Agreement, dated November 5, 2009, between CNED Hengshui Zhongcheng Wanyuan Home Co., Ltd., as borrower, and Bank of Communications, as lender, with SouFun Media, as principal

10.13*	Web Promotion Technical Service Contract, dated February 5, 2010, between Beijing Dong Fang Xi Mei Investment Consulting Co., Ltd. and Beijing Technology

10.14*	Termination Agreement With Respect to Web Promotion and Technical Service Contract, dated July 5, 2010, between Beijing Dong Fang Xi Mei Investment Consulting Co., Ltd. and Beijing SouFun Technical Development Co. Ltd.

10.15*	Web Promotion Technical Service Contract, dated July 16, 2010, between Beijing Wei Ye Hang Real Estate Agency Co., Ltd. and Beijing SouFun Technical Development Co. Ltd.

10.16*	Indemnity Agreement among Mr. Mo, CNED Hengshui Zhengcheng Wanyuan Home Co., Ltd. and the Registrant

21.1*	List of subsidiaries of the Registrant

23.1*	Consent of Ernst & Young Hua Ming

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3*	Consent of King & Wood

23.4*	Consent of Jones Lang LaSalle Sallmanns Limited

23.5*	Consent of CR-Nielsen

23.6*	Consent of Data Center of China Internet

23.7*	Consent of Shenzhen Union Strength Business Consulting Co., Ltd.

23.8*	Consent of CCPIT Patent & Trademark Law Office

23.9*	Consent of Qian Zhao, an independent director appointee

23.10*	Consent of Sam Hanhui Sun, an independent director appointee

23.11*	Consent of Jeff Xuesong Leng, an independent director appointee

23.12*	Consent of Thomas Nicholas Hall, an independent director appointee

24.1*	Power of Attorney (included on page II-5 of this Registration Statement)

99.1*	Code of Business Conduct and Ethics of the Registrant

99.2*	Anti-Fraud and Whistle-Blower Policy of the Registrant

*	Filed previously

**	Filed herewith